Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, dated February 18, 2010, SWAV ENTERPRISES LTD., of our report dated July 13, 2009, relating to the consolidated financial statements of SWAV ENTERPRISES LTD. for the years ended March 31, 2009 and 2008.

/s/ KR MARGETSON LTD.
___________________________________
K R. Margetson Ltd.
Chartered Accountant

North Vancouver, Canada	“K R. MARGETSON LTD.”
February 18, 2010	Chartered Accountant

331 East 5th Street	Telephone: 604.929.0819
North Vancouver, BC V7L 1M1	Facsimile: 1.877.874.9583
CANADA	E-Mail: info@krmargetson.com